Exhibit 99.2

FOR IMMEDIATE RELEASE	Contact:
Christopher Oltmann,
SVP, Investor Relations
(818) 264-4907

PennyMac Financial Services, Inc. to Present at the

J.P. Morgan FinTech and Specialty Finance Forum

Moorpark, CA November 30, 2015 – PennyMac Financial Services, Inc. (NYSE: PFSI) announced today that its Chairman and Chief Executive Officer, Stanford L. Kurland, will present at the J.P. Morgan FinTech and Specialty Finance Forum to be held in New York on Wednesday, December 2, 2015 at 3:00 p.m. Eastern Time.

The live audio webcast will be available online at www.IR.PennyMacFinancial.com. A replay of the webcast will be archived for a limited time.

About PennyMac Financial Services, Inc.

PennyMac Financial Services, Inc. is a specialty financial services firm with a comprehensive mortgage platform and integrated business focused on the production and servicing of U.S. mortgage loans and the management of investments related to the U.S. mortgage market. PennyMac Financial Services, Inc. trades under the ticker symbol “PFSI” and is headquartered in Moorpark, California. Additional information about PennyMac Financial Services, Inc. is available at www.IR.PennyMacFinancial.com.

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